Exhibit 10.4

ITRON, INC.
AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD NOTICE
ALL PARTICIPANTS (EXCLUDING FRANCE)

Itron, Inc. (the “Company”) hereby grants to Participant a restricted stock unit award (the “Award”).  The Award is subject to all the terms and conditions set forth in this Restricted Stock Unit Award Notice (the “Award Notice”), the Restricted Stock Unit Award Agreement, including Appendices A and B (the “Agreement”) and the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan (the “Plan”), all of which are incorporated into the Award Notice in their entirety.

Participant:	<<First_Name>> <<Last_Name>>
Grant Date:	<<Grant Date>>
Number of Restricted Stock Units:	<<# of Units>>
Vesting Schedule:	The Award will vest with respect to one-third of the Restricted Stock Units on each of the first, second and third anniversaries of the Grant Date (each, a "Vest Date")

Additional Terms/Acknowledgement:  This Award is subject to all the terms and conditions set forth in this Award Notice, the Agreement, and the Plan which are attached to and incorporated into this Award Notice in their entirety.

«First_Name» «Last_Name»
I accept this award subject to the terms and conditions stated herein.
«Electronically Signed»

Attachments:

1. Restricted Stock Unit Award Agreement, including Appendices A and B
2. 2000 Stock Incentive Plan
3. Plan Prospectus

ITRON, INC.
AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
ALL PARTICIPANTS (EXCLUDING FRANCE)

Pursuant to your Restricted Stock Unit Award Notice (the “Award Notice”) and this Restricted Stock Unit Award Agreement, including Appendices A and B (this “Agreement”), Itron, Inc. (the “Company”) has granted you a restricted stock unit award (the “Award”) under its Amended and Restated 2000 Stock Incentive Plan (the “Plan”) for the number of restricted stock units indicated in your Award Notice.  Capitalized terms not expressly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of the Award are as follows:

1.	Vesting

The Award will vest according to the vesting schedule set forth in the Award Notice (the “Vesting Schedule”). One share of Common Stock will be issuable for each restricted stock unit that vests.  Restricted stock units that have vested and are no longer subject to forfeiture according to the Vesting Schedule are referred to herein as “Vested Units.”  Restricted stock units that have not vested and remain subject to forfeiture under the Vesting Schedule are referred to herein as “Unvested Units.”  Except as provided in Section 2 below, the Unvested Units will vest (and to the extent so vested cease to be Unvested Units remaining subject to forfeiture) in accordance with the Vesting Schedule (the Unvested and Vested Units are collectively referred to herein as the “Units”).   The Award will terminate and the Unvested Units will be forfeited upon termination of your employment for any reason.

2.	Corporate Transaction/Change in Control

In the event of a Corporate Transaction (including a Related Party Transaction) that does not meet the definition of Change in Control set forth in Appendix A, your Award will remain unaffected.  In the event of a Change in Control as defined in Appendix A, any Unvested Units will accelerate in vesting and become Vested Units immediately prior to such Change in Control.

3.	Settlement of Vested Units.

Vested Units shall be settled within 30 days following (a) the applicable Vest Date, or (b) if earlier, the date the Units become vested in connection with a Change in Control pursuant to Section 2 above.

4.	Securities Law Compliance

4.1 You represent and warrant that you (a) have been furnished with a copy of the prospectus for the Plan and all information which you deem necessary to evaluate the merits and risks of receipt of the Award, (b) have had the opportunity to ask questions and receive answers concerning the information received about the Award and the Company, and (c) have been given the opportunity to obtain any additional information you deem necessary to verify the accuracy of any information obtained concerning the Award and the Company.

4.2 You hereby agree that you will in no event sell or distribute all or any part of the shares of Common Stock that you receive pursuant to settlement of this Award (the “Shares”) unless (a) there is an effective registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and any applicable state and foreign securities laws covering any such transaction involving the Shares or (b) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.  You understand that the Company has no obligation to you to register the Shares with the U.S. Securities and Exchange Commission or any foreign securities regulator and has not represented to you that it will so register the Shares.

4.3 You confirm that you have been advised, prior to your receipt of the Shares, that neither the offering of the Shares nor any offering materials have been reviewed by any regulator under the Securities Act or any other applicable securities act (the “Acts”) and that the Shares cannot be resold unless they are registered under the Acts or unless an exemption from such registration is available.

4.4 You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys’ fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this Agreement or the breach by you of any terms or conditions of this Agreement.

5.	Transfer Restrictions

Units shall not be sold, transferred, assigned, encumbered, pledged or otherwise disposed of, whether voluntarily or by operation of law.

6.	No Rights as Shareholder

You shall not have voting or other rights as a shareholder of the Company with respect to the Units.

7.	Book Entry Registration of Shares

The Company will issue the Shares by registering the Shares in book entry form with the Company’s transfer agent in your name and the applicable restrictions will be noted in the records of the Company’s transfer agent and in the book entry system.

8.	Responsibility for Taxes

8.1 Regardless of any action the Company or your employer (the “Employer”) take with respect to any and all income tax, social insurance, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company and/or the Employer.  You further acknowledge that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the granting or vesting of the Award, the settlement of Vested Units, the issuance of Shares upon settlement of the Vested Units, the subsequent sale of Shares acquired upon settlement of the Vested Units and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result.  Further, if you have become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

8.2 Prior to any relevant taxable or tax withholding event, as applicable, you will pay or make adequate arrangements satisfactory to the Company and or the Employer to satisfy all Tax-Related Items.

(a) In this regard, you hereby irrevocably appoint Fidelity or any stock plan service provider or brokerage firm designated by the Company for such purpose (the "Agent") as your Agent, and authorize the Agent, to:

(i)
Sell on the open market at the then prevailing market price(s), on your behalf, as soon as practicable on or after the settlement date for any Vested Unit, the minimum number of Shares (rounded up to the next whole number) sufficient to generate proceeds to cover the Tax-Related Items and all applicable fees and commissions due to, or required to be collected by, the Agent;

(ii)	Remit directly to the Company the cash amount necessary to cover the Tax-Related Items;

(iii)	Retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale of Shares referred to in clause (i) above; and

(iv)	Remit any remaining funds to you.

(b) Alternatively, or in addition to or in combination with the withholding mechanism described in Section 8.2(a), you authorize the Company and/or the Employer, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by:

(i)	requiring you to pay to the Company or the Employer any amount of the Tax-Related Items; and/or

(ii)	withholding any amount of the Tax-Related Items from your wages or other cash compensation paid to you by the Company and/or the Employer; and/or

(iii)	withholding in Shares to be issued upon settlement of the Vested Units.

(c) To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you will be deemed to have been issued the full number of Shares subject to the Vested Units notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan.  The Company may refuse to issue or deliver Shares to you if you fail to comply with your obligations in connection with the Tax-Related Items.

8.3 You acknowledge that the authorization and instruction to the Agent set forth in Section 8.2(a)(i) above to sell Shares to cover the Tax-Related Items is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and to be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act (regarding trading of the Company’s securities on the basis of material nonpublic information) (a “10b5-1 Plan”).  This 10b5-1 Plan is being adopted to permit you to sell a number of Shares issued upon settlement of Vested Units sufficient to pay the Tax-Related Items.

You acknowledge that the broker is under no obligation to arrange for the sale of Shares at any particular price.  You further acknowledge that you will be responsible for all brokerage fees and other costs of sale, and you agree to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale.  You acknowledge that it may not be possible to sell Shares during the term of this 10b5-1 Plan due to (a) a legal or contractual restriction applicable to you or to the broker, (b) a market disruption, (c) rules governing order execution priority on the NASDAQ or other exchange where the Shares may be traded, (d) a sale effected pursuant to this 10b5-1 Plan that fails to comply (or in the reasonable opinion of the Agent’s counsel is likely not to comply) with the Securities Act, or (e) if the Company determines that sales may not be effected under this 10b5-1 Plan.  In the event of the Agent’s inability to sell Shares, you will continue to be responsible for the Tax-Related Items.

You hereby agree to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of the 10b5-1 Plan.  You acknowledge that this 10b5-1 Plan is subject to the terms of any policy adopted now or hereafter by the Company governing the adoption of 10b5-1 plans.  The Agent is a third party beneficiary of Section 8.2(a)(i) and this 10b5-1 Plan.

9.	Nature of Grant

In accepting the grant, you acknowledge, understand and agree that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b) the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted repeatedly in the past;

(c) all decisions with respect to future grants of restricted stock units, if any, will be at the sole discretion of the Company;

(d) your participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate your employment relationship at any time;

(e) you are voluntarily participating in the Plan;

(f) the Award and the Shares subject to the Award are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of your employment contract, if any;

(g) the Award and the Shares subject to the Award are not intended to replace any pension rights or compensation;

(h) the Award and the Shares subject to the Award are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Related Corporation;

(i) the grant of the Award and your participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Related Corporation;

(j) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(k) no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from termination of your employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and, in consideration of the grant of the Award to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or the Employer, waive the ability, if any, to bring any such claim and release the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you will be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims;

(l) in the event of termination of your employment (whether or not in breach of local labor laws), your right to vest in the Award, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Company’s Chief Executive Officer shall have the exclusive discretion to determine when you are no longer actively employed for purposes of the Award (including whether or not a transfer of employment between or among the Company and its Related Corporations or a change in status from an employee to a consultant, agent, advisor or independent contractor will constitute a termination of active employment for purposes of the Award); and

(m) the Award and the benefits under the Plan, if any, will not necessarily transfer to another company in the case of a merger, take over or transfer of liability.

10. No Advice Regarding Grant

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan or your acquisition or sale of the underlying Shares.  You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.  You acknowledge that you have either consulted with competent advisors independent of the Company to obtain advice concerning the receipt of the Award and the acquisition or disposition of any Shares to be issued pursuant to the Award in light of your specific situation or had the opportunity to consult with such advisors but chose not to do so.

11. Data Privacy

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other Award materials by and among, as applicable, the Employer, the Company and its Related Corporations for the exclusive purpose of implementing, administering and managing your  participation in the Plan.

You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

You understand that Data will be transferred to Fidelity or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  You understand that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country.  You understand that you may request a list with the names and addresses of any potential recipients of Data by contacting your local human resources representative.  You authorize the Company, Fidelity and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan.  You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan.  You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative.  You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan.  For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

12. Electronic Delivery and Participation

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

13. Language

If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.

14. General Provisions

14.1 Successors and Assigns.  The provisions of this Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.

14.2 Section 409A.  For purposes of U.S. taxpayers, the settlement of the Units is intended to either be exempt from Section 409A of the Code under the “short-term deferral” exception, and in any event in compliance with Section 409A of the Code, and this Agreement will be interpreted, operated and administered in a manner that is consistent with this intent.  In furtherance of this intent, the Plan Administrator may, at any time and without your consent, modify the terms of the Award as it determines appropriate to comply with the requirements of Section 409A of the Code and the related U.S. Department of Treasury guidance.  The Company makes no representation or covenant to ensure that the Units, settlement of the Units or other payment hereunder are exempt from or compliant with Section 409A of the Code and will have no liability to you or any other party if the settlement of the Units or other payment hereunder that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Plan Administrator with respect thereto.

14.3 Governing Law and Choice of Venue.  The Award and the provisions of this Agreement will be construed and administered in accordance with and governed by the laws of the State of Washington without giving effect to such state’s principles of conflict of laws.  For the purposes of litigating any dispute that arises under this grant of this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Washington and agree that such litigation shall be conducted in the courts of Spokane County, Washington, or the federal courts for the United States for the Eastern District of Washington, where this grant is made and/or to be performed.

14.4 Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

14.5 Notice. Any notice required or permitted hereunder shall be made in writing and sent to the following address:

Itron, Inc.
Attn. General Counsel
2111 N. Molter Road
Liberty Lake, WA USA 99019

15. Appendix B

Notwithstanding any provisions in this Agreement, the Award shall be subject to any special terms and conditions set forth in Appendix B to this Agreement for your country (“Appendix B”).  Moreover, if you relocate to one of the countries included in Appendix B, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.  Appendix B constitutes part of this Agreement.

16. Imposition of Other Requirements

The Company reserves the right to impose other requirements on your participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

APPENDIX A

ITRON, INC.
AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT
ALL PARTICIPANTS (EXCLUDING FRANCE)

For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if any of the events set forth in any of the following paragraphs shall have occurred:

(a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of either the then outstanding Shares or the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in subsection(c) below;

(b) a change in the composition of the Board during any two-year period such that the individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened solicitation of proxies or consents by or on behalf of an Person other than the Board shall not be considered a member of the Incumbent Board;

(c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation immediately following which members of the Incumbent Board constitute a majority of the members of the board of directors (or similar body) of the surviving entity or, if the surviving entity is a subsidiary, any parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For clarity, a Change in Control shall not be deemed to have occurred in the event of a reincorporation of the Company.

For purposes of this Appendix A, “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 of the Exchange Act.

For purposes of this Appendix A, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates (as such term is set forth in Rule 12-b2 promulgated under Section 12 of the Exchange Act), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

APPENDIX B

ITRON, INC.
AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT
ALL PARTICIPANTS (EXCLUDING FRANCE)

Terms and Conditions

This Appendix B includes additional terms and conditions that govern the restricted stock unit award (the “Award”) granted to you under the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan (the “Plan”) if you reside in one of the countries listed below.  Capitalized terms not expressly defined in this Appendix B but defined in the Plan or the Restricted Stock Unit Award Agreement (the “Agreement”) shall have the same definitions as in the Plan and/or the Agreement, as applicable.

Notifications

This Appendix B also includes information regarding exchange control and other issues of which you should be aware with respect to your participation in the Plan.  The information is based on the exchange control, securities and other laws in effect in the respective countries as of February 2010.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that you not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time that the Award vests or the Shares acquired under the Plan are sold.

In addition, the information contained herein is general in nature and may not apply to your particular situation and the Company is not in a position to assure you of a particular result.  Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than the one in which you are currently working, or if you transfer employment to another country after the Award is granted, the information contained herein may not be applicable to you.

ARGENTINA

Notifications

Securities Law Notification. Neither the Award nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina.  The offer is private and not subject to the supervision of any Argentine governmental authority.

Exchange Control Notification.  In the event that you transfer proceeds in excess of US$2,000,000 from the sale of Shares into Argentina in a single month, you will be required to place 30% of any proceeds in excess of US$2,000,000 in a non-interest-bearing dollar-denominated mandatory deposit account for a holding period of 365 days.

AUSTRALIA

Terms and Conditions

Vesting.  This provision supplements Section 1 of the Agreement:

The grant of the Award does not provide any right for you to receive a cash payment and the Vested Units will be settled in Shares only.

Notifications

Securities Law Notification.  If you acquire Shares under the Plan and subsequently offer the Shares for sale to a person or entity resident in Australia, such an offer may be subject to disclosure requirements under Australian law and you should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.

BELGIUM

Notifications

Tax Reporting Notification.  If you are a Belgian resident, you are required to report any bank or brokerage accounts held outside of Belgium on your annual tax return.

BRAZIL

Terms and Conditions

Compliance with the Law.  In accepting the grant of the Award, you acknowledge your agreement to comply with applicable Brazilian laws and to pay any and all applicable tax associated with the Award and the sale of the Shares acquired under the Plan.

Notifications

Exchange Control Notification.  If you are a resident or domiciled in Brazil, you will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000.  Assets and rights that must be reported include Shares acquired under the Plan.

CANADA

Terms and Conditions

Vesting.  This provision supplements Section 1 of the Agreement:

The grant of the Award does not provide any right for you to receive a cash payment and the Vested Units will be settled in Shares only.

Nature of Grant.  The following provision replaces Section 9(l) of the Agreement:

In the event of termination of your employment (whether or not in breach of local labor laws), your right to vest in the Award, if any, will terminate effective as of the earlier of (a) the date on which your employment is terminated, or (b) the date on which you receive a notice of termination; the Company’s Chief Executive Officer shall have the exclusive discretion to determine when you are no longer actively employed for purposes of the Award (including whether or not a transfer of employment between or among the Company and its Related Corporations or a change in status from an employee to a consultant, agent, advisor or independent contractor will constitute a termination of active employment for purposes of the Award).

CHILE

Notifications

Securities Law Notification.  Neither the Company nor Shares acquired under the Plan are registered with the Chilean Registry of Securities or under the control of the Chilean Superintendence of Securities.

Exchange Control Notification. Exchange control regulations will apply if your aggregate investments abroad are equal to or greater than US$5,000,000
Tax Reporting and Registration Notification.  You must file Tax Form 1851 “Annual Sworn Statement Regarding Investments Held Abroad” in relation to any Shares acquired under the Plan that are held abroad.  In addition, if you wish to receive credit in Chile for any tax paid abroad on any dividends received pursuant to the Shares, you must register the acquisition of Shares with the Chilean Internal Revenue Service (the “CIRS”) and also file Tax Form 1853 “Annual Sworn Statement Regarding Credits for Taxes Paid Abroad.”  These forms must be submitted through the CIRS web page at www.sii.cl.

Registration of the acquisition of Shares with the CIRS will also provide evidence of the acquisition price of the Shares which you will need when the Shares are sold.   It may also be possible for you to provide other evidence in the form of the Agreement or a report of the price paid for the Shares and the number of Shares acquired and sold; however, neither the Company nor Fidelity (or any other stock plan service provider designated by the Company) are under any obligation to provide you with such a report.  You should consult with your personal legal and tax advisors regarding how to register with the CIRS (if desired).

CHINA

Terms and Conditions

Vesting. This provision supplements Section 1 of the Agreement.

To facilitate compliance with applicable laws or regulations in China, you agree and acknowledge that the Company or the Agent is entitled to (a) immediately sell all Shares issued to you upon settlement of the Vested Units (on your behalf pursuant to this authorization), either at the time the Vested Units are settled or when you cease employment with the Employer, the Company or a Related Corporation, or (b) require that any Shares acquired under the Plan be held with the Agent until the Shares are sold.  You also agree to sign any forms and/or consents required by the Agent to effectuate the sale of Shares in case you cease employment and you acknowledge that the Agent is under no obligation to arrange for the sale of the Shares at any particular price.  In any event, when the Shares acquired under the Plan are sold, the proceeds of the sale of the Shares, less any applicable Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with applicable exchange control law and regulations, as further described below.

Exchange Control Requirements.  You understand and agree that, pursuant to local exchange control requirements, you will be required to repatriate the cash proceeds from the sale of the Shares acquired under the Plan to China.  You further understand that, under local law, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account established by the Company, a Related Corporation or the Employer, and you hereby consent and agree that any cash proceeds from the sale of Shares acquired under the Plan may be transferred to such special account prior to being delivered to you.  You also understand that the Company will deliver the proceeds to you as soon as possible, but there may be delays in distributing the funds to you due to exchange control requirements in China.  Proceeds may be paid to you in U.S. dollars or local currency at the Company’s discretion.  If the proceeds are paid to you in U.S. dollars, you will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account.  If the proceeds are paid to you in local currency, the Company in under no obligation to secure any particular exchange conversion rate and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions.  You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

GERMANY

Notifications

Exchange Control Notification.  Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank.  If you use a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of Shares acquired under the Plan, the bank will make the report for you.  In addition, you must report any receivables, payables, or debts in foreign currency exceeding an amount of €5,000,000 in any month.

HUNGARY

Notifications

Social Insurance Notification.  This provision supplements Section 8.1 of the Agreement:

Pursuant to the Social Insurance Act (Act. No. LXXX of 1997 on Social Insurance Contributions), you are responsible for paying both the employee portion and the employer portion of social insurance contributions due in connection with the Award.

INDIA

Notifications

Exchange Control Notification. You understand that you must repatriate any proceeds from the sale of Shares acquired under the Plan to India and convert the proceeds into local currency within ninety (90) days of receipt.  You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency.  You should maintain the FIRC as evidence of the repatriation of the proceeds in the event the Reserve Bank of India or the Employer requests proof of repatriation.

INDONESIA

Notifications

Exchange Control Information. If you remit funds (including proceeds from the sale of Shares) into Indonesia, the Indonesian bank through which the transaction is made will submit a report of the transaction to the Bank of Indonesia for statistical reporting purposes.  For transactions of US$10,000 or more, a more detailed description of the transaction must be included in the report and you may be required to provide information about the transaction (e.g., the relationship between you and the transferor of the funds, the source of the funds, etc.) to the bank in order for the bank to complete the report.

ITALY

Terms and Conditions

Data Privacy. This provision replaces Section 11 of the Agreement:

You understand that the Employer, the Company and any Related Corporation may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Related Corporation, details of all Awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor and will process such data for the exclusive purpose of implementing, managing and administering the Plan (“Data”) and in compliance with applicable laws and regulations.

You also understand that providing the Company with Data is mandatory for compliance with local law and necessary for the performance of the Plan and that your refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan. The controller of personal data processing is Itron, Inc. with registered offices at 2111 N. Molter Road, Liberty Lake, Washington 99019, U.S.A., and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Baerbel Wouters, with registered offices at Via Gorky, 105, 20092 Cinisello Balsamo, Milan, Italy.

You understand that Data will not be publicized, but it may be accessible by the Employer and its internal and external personnel in charge of processing of such Data and by the data processor (the “Processor”), if any.  An updated list of Processors and other transferees of Data is available upon request from the Employer.  Furthermore, Data may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan.  You understand that Data may also be transferred to the independent registered public accounting firm engaged by the Company.  You further understand that the Company and/or any Related Corporation will transfer Data among themselves as necessary for the purpose of implementing, administering and managing your participation in the Plan, and that the Company and/or any Related Corporation may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom you may elect to deposit any Shares acquired upon vesting of the Units.  Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the sole purpose of implementing, administering, and managing your participation in the Plan.  You understand that these recipients may be acting as controllers, Processors or persons in charge of processing, as the case may be, in accordance with local law and may be located in or outside the European Economic Area in countries such as in the United States that might not provide the same level of protection as intended under Italian data privacy laws.  Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

You understand that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require your consent thereto as the processing is necessary to the performance of contractual obligations related to implementation, administration and management of the Plan.  You understand that, pursuant to Section 7 of the Legislative Decree no. 196/2003, you have the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing.  You should contact the Employer in this regard.

Furthermore, you are aware that Data will not be used for direct marketing purposes.  In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting your human resources department.

Plan Document Acknowledgment.  In accepting the grant of the Award, you acknowledge that you have received a copy of the Plan and the Agreement and have reviewed the Plan and the Agreement, including this Appendix B, in their entirety and fully understand and accept all provisions of the Plan and the Agreement, including this Appendix B.

You further acknowledge that you have read and specifically and expressly approve the following sections of the Agreement and this Appendix B:  Section 1: Vesting; Section 2:  Corporate Transaction; Section 8: Responsibility for Taxes; Section 9: Nature of Grant; Section 12: Electronic Delivery and Participation; Section 13: Language; Section 14.3: Governing Law and Choice of Venue; Section 16: Imposition of Other Requirements; and the Data Privacy provision above.

Notifications

Exchange Control Notification.  You are required to report in your annual tax return: (a) any transfers of cash or Shares to or from Italy exceeding €10,000; (b) any foreign investments or investments held outside of Italy exceeding €10,000 if such investments (e.g., Shares) may give rise to taxable income in Italy; and (c) the amount of the transfers to and from Italy which have had an impact during the calendar year on your foreign investments or investments held outside of Italy.  You may be exempt from the requirement in (a) if the transfer or investment is made through an authorized broker resident in Italy, as the broker will generally comply with the reporting obligation on your behalf.

LUXEMBOURG

Notifications

Exchange Control Notification.  You are required to report any inward remittances of funds to the Banque Central de Luxembourg and/or the Service Central de La Statistique et des Études Économiques within fifteen (15) working days following the month during the transaction occurred.  If a Luxembourg financial institution is involved in the transaction, it generally will fulfill the reporting obligation on your behalf; otherwise, you will have to report the transaction yourself.

MALAYSIA

Notifications

Securities Law Notification.  You should be aware of the Malaysian insider trading rules summarized below.

Under the Malaysian Capital Markets and Services Act, 2007, you are prohibited from acquiring Shares or rights to Shares (e.g., an Award) or selling Shares when you are in possession of information which is not generally available and which you know or should know will have a material effect on the Company’s stock price once such information is generally available.

Director Notification Obligation.  If you are a director of a Malaysian Related Corporation, you are subject to certain notification requirements under the Malaysian Companies Act, 1965.  Among these requirements is an obligation to notify the Malaysian Related Corporation in writing when you acquire or dispose of an interest (e.g., an Award or Shares) in the Company or a Related Corporation.  Such notifications must be made within fourteen (14) days of acquiring or disposing of any interest in the Company or a Related Corporation.

NETHERLANDS

Notifications

Securities Law Notification. You should be aware of Dutch insider trading rules which may impact the sale of Shares acquired under the Plan.  In particular, you may be prohibited from effecting certain Share transactions if you have insider information regarding the Company.

It is your responsibility to comply with the following Dutch insider trading rules:

Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “inside information” related to the Company is prohibited from effectuating a transaction in securities in or from the Netherlands.  “Inside information” is knowledge of a detail concerning the issuer to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price.  The insider could be any employee of the Company or a Related Corporation in the Netherlands who has inside information as described herein.

Given the broad scope of the definition of inside information, certain employees of the Company working at a Related Corporation in the Netherlands (including you) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when the employee had such inside information.

PORTUGAL

Notifications

Exchange Control Notification.  If you acquire Shares upon settlement of the Vested Units, the acquisition of the Shares should be reported to the Banco de Portugal for statistical purposes.  If the Shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on your behalf.  If the Shares are not deposited with a commercial bank or financial intermediary in Portugal, you are responsible for submitting the report to the Banco de Portugal.

POLAND

Exchange Control Notification. If you transfer funds in excess of €15,000 into Poland in connection with the sale of Shares acquired under the Plan, the funds must be transferred via a bank account.  You are required to retain the documents connected with a foreign exchange transaction for a period of five (5) years, as measured from the end of the year in which such transaction occurred.  If you hold Shares acquired under the Plan and/or keep a bank account abroad, you will have reporting duties to the National Bank of Poland. You should consult with your personal legal advisor to determine what you must do to fulfill any applicable reporting duties.

RUSSIA
Notifications

Exchange Control Notification. You must repatriate to Russia the proceeds from the sale of Shares and any cash dividends received in relation to the Shares within a reasonably short time of receipt.  Such funds must be initially credited to you through a foreign currency account opened in your name at an authorized bank in Russia.  After the funds are initially received in Russia, they may be further remitted to foreign banks subject to the following limitations: (i) the foreign account may be opened only for individuals; (ii) the foreign account may not be used for business activities; and (iii) you must give notice to the Russian tax authorities about the opening or closing of each foreign account within one month of the account opening or closing, as applicable.

Securities Law Notification. The Agreement, the Plan and all other materials you may receive regarding the Award and participation in the Plan do not constitute advertising or an offering of securities in Russia.  The issuance of Shares under the Plan has not and will not be registered in Russia and, therefore, the Shares described in any Plan documents may not be offered or placed in public circulation in Russia.  In no event will Shares be delivered to you in Russia; all Shares acquired under the Plan will be maintained on your behalf in the United States.  You are not permitted to sell Shares directly to a Russian legal entity or resident.

SINGAPORE

Notifications

Securities Law Notification. The grant of the Award is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”).  The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.  You should note that the Award is subject to section 257 of the SFA and you will not be able to make (i) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the Award in Singapore, unless such sale or offer in is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).

Director Notification Requirement.  If you are a director, associate director or shadow director1 of a Singapore Related Corporation, you are subject to certain notification requirements under the Singapore Companies Act, regardless of whether you are a Singapore resident or employed in Singapore.  Among these requirements is the obligation to notify the Singapore Related Corporation in writing when you receive or dispose of an interest (e.g., Units, Shares) in the Company or a Related Corporation.  These notifications must be made within two (2) days of acquiring or disposing of any interest in the Company or any Related Corporation or within two (2) days of becoming a director, associate director or shadow director if such an interest exists at that time.

SOUTH AFRICA

Terms and Conditions

Responsibility for Taxes.  The following provision supplements Section 8 of the Agreement:

In accepting the grant of the Award, you agree that, immediately upon vesting of the Award, you will notify the Employer of the amount of any gain realized.  If you fail to advise the Employer of the gain realized upon vesting, you may be liable for a fine.  You will be solely responsible paying any difference the actual tax liability resulting from the Award and the amount withheld by the Company or the Employer.

Notifications

Exchange Control Notification.  You are solely responsible for ensuring compliance with and applicable exchange control laws and regulations in South Africa.  Because no transfer of funds from South Africa is required in connection with the Award, no filing or reporting requirements should apply when the Award is granted or when Shares are issued upon vesting of the Units.  However, because exchange control regulations change frequently and without notice, you should consult your legal advisor prior to the acquisition or sale of Shares under the Plan to ensure compliance with current regulations.  As noted above, you are responsible for complying with South African exchange control laws and regulations, and neither the Company nor the Employer will be liable for any fines or penalties resulting from your failure to comply with any applicable requirements.

SPAIN

Terms and Conditions

Nature of Grant.  The following provision supplements Section 9 of the Agreement:

In accepting the grant of the Award, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan.

You understand that the Company has unilaterally, gratuitously and in its sole discretion decided to grant Awards to individuals who may be employees of the Company or a Related Corporation throughout the world.  The decision is limited and entered into based upon the express assumption and condition that any grant will not bind the Company or a Related Corporation, other than as expressly set forth in the Agreement.  Consequently, you understand that the Award is granted on the assumption and condition that the Award and any Shares acquired upon settlement of the Vested Units are not part of any employment contract (whether with the Company or a Related Corporation) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation), or any other right whatsoever.  Furthermore, you understand that you will not be entitled to continue vesting in the Award once your active employment with the Company or a Related Corporation ceases.  In addition, you understand that this grant would not be made but for the assumptions and conditions set forth above; thus, you acknowledge and freely accept that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, then the grant of or any right to the Award and the underlying Shares shall be null and void.

Notifications

Exchange Control Notification.  You must declare the acquisition of Shares to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Industry, Tourism and Commerce for statistical purposes.  You must also declare the ownership of any Shares in a foreign company (including Shares acquired under the Plan) with the Directorate of Foreign Transactions each January while the Shares are owned.  In addition, the sale of Shares must be declared to the DGCI within one month after the sale.

When receiving foreign currency payments derived from the ownership of Shares (i.e., dividends or sale proceeds), you must inform the financial institution receiving the payment of the basis upon which such payment is made.  You will need to provide the following information:  (i) your name, address, and tax identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment and the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) any further information that may be required.

SWEDEN

There are no country-specific provisions.

UNITED ARAB EMIRATES

There are no country-specific provisions.

UNITED KINGDOM

Terms and Conditions

Vesting.  This provision supplements Section 1 of the Agreement:

The grant of the Award does not provide any right for you to receive a cash payment and the Vested Units will be settled in Shares only.

Responsibility for Taxes.  The following provision supplements Section 8 of the Agreement:

If payment or withholding of the Tax-Related Items (including the Employer’s Liability, as defined below) is not made within ninety (90) days of the event giving rise to the Tax-Related Items (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected Tax-Related Items will constitute a loan owed by you to the Employer, effective on the Due Date.  You agree that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 8.2 of the Agreement.  Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), you will not be eligible for such a loan to cover the Tax-Related Items.  In the event that you are a director or executive officer and the Tax-Related Items are not collected from or paid by you by the Due Date, the amount of any uncollected Tax-Related Items will constitute a benefit to you on which additional income tax and national insurance contributions (including the Employer’s Liability, as defined below) will be payable.  You acknowledge that the Company or the Employer may recover such amounts from you by any of the means referred to in Section 8.2 of the Agreement.  However, you are also responsible for reporting and paying any income tax and national insurance contributions (including the Employer’s Liability, as defined below) due on this additional benefit directly to HMRC under the self-assessment regime.

Joint Election.  As a condition of your participation in the Plan, you agree to accept any liability for secondary Class 1 national insurance contributions (the “Employer’s Liability”) which may be payable by the Company and/or the Employer in connection with the Award and any event giving rise to Tax-Related Items.  To accomplish the foregoing, you agree to execute the following joint election with the Company (the “Joint Election”), the form of such Joint Election being formally approved by HMRC, and any other consent or elections required to accomplish the transfer of the Employer’s Liability to you.  You further agree to execute such other joint elections as may be required between yourself and any successor to the Company and/or the Employer.  You further agree that the Company and/or the Employer may collect the Employer’s Liability by any of the means set forth in Section 8.2 of the Agreement.

If you do not enter into a Joint Election prior to vesting of the Award or any other event giving rise to Tax-Related Items, you will forfeit the Units and any benefits in connection with the Award, and any Shares that have been issued will be returned to the Company at no cost to the Company, without any liability to the Company and/or the Employer.

ITRON, INC.

AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

Important Note on the Joint Election to Transfer Employer National Insurance Contributions

As a condition of participation in the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan (the “Plan”) and the vesting of the restricted stock unit award (the “Award”) that has been granted to you by Itron, Inc. (the “Company”), you are required to enter into a joint election to transfer to you any liability for employer national insurance contributions (the “Employer’s Liability”) that may arise in connection with the Award, or in connection with future restricted stock unit awards, granted to you by the Company under the Plan (the “Joint Election”).

If you do not agree to enter into the Joint Election, the Award will be worthless, as (under the terms of the Restricted Stock Unit Award Agreement), you will not be able to vest in the Award or receive any benefit in connection with the Award.

By entering into the Joint Election:

●
you agree that any Employer’s Liability that may arise in connection with or pursuant to the vesting of the Award (and the acquisition of shares of the Company’s common stock) or other taxable events in connection with the Award will be transferred to you; and

●	you authorise the Company and/or your employer to recover an amount sufficient to cover this liability by any method set forth in the Restricted Stock Unit Award Agreement and/or the Joint Election.

Indicating your acceptance of the Restricted Stock Unit Award Agreement indicates your agreement to be bound by the terms of the Joint Election.

Please read the terms of the Joint Election carefully before accepting the Restricted Stock Unit Award Agreement
and the Joint Election.

Please print and keep a copy of the Joint Election
for your records.

ITRON, INC.
AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

Restricted Stock Units
for Employees in the United Kingdom

FORM OF ELECTION TO TRANSFER THE EMPLOYER’S SECONDARY
CLASS 1 NATIONAL INSURANCE LIABILITY TO THE EMPLOYEE

1.	Parties

This Election is between:

(A)
You, the individual who has obtained access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”), and who is eligible to receive a restricted stock unit award pursuant to the terms and conditions of the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan (the “Plan”), and

(B)
Itron, Inc. of 2111 N. Molter Road, Lake Liberty, Washington 99019, U.S.A. (the “Company”) which may grant restricted stock unit awards under the Plan and is entering this Election on behalf of the Employer.

2.	Purpose of Election

2.1
This Election relates to the Employer’s secondary Class 1 national insurance contributions (the “Employer’s Liability”) which may arise on the occurrence of a "Taxable Event" pursuant to paragraph 3B(1A) of Schedule 1 of the Social Security Contributions and Benefits Act 1992, including but not limited to:

(i)	the acquisition of securities pursuant to the restricted stock unit award (pursuant to section 477(3)(a) ITEPA); and/or

(ii)	the assignment or release of the restricted stock unit award in return for consideration (pursuant to section 477(3)(b) ITEPA); and/or

(iii)	the receipt of a benefit in connection with the restricted stock unit award other than a benefit within (i) or (ii) above (pursuant to section 477(3)(c) ITEPA).

In this Election, ITEPA means the Income Tax (Earnings and Pensions) Act 2003.

2.2	This Election is made in accordance with paragraph 3B(1) of Schedule 1 to the Social Security Contributions and Benefits Act 1992.

2.3	This Election applies to all restricted stock unit awards granted to the Employee under the Plan, on or after 8 August 2007 up to the termination date of the Plan.

2.4
This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the Social Security Contributions and Benefits Act 1992, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

2.5
This Election will not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part 7 of ITEPA 2003 (employment income: securities with artificially depressed market value).

3.	The Election

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Taxable Event is hereby transferred to the Employee.  The Employee understands that by clicking on the acceptance of the Restricted Stock Unit Award button where indicated, he or she will become personally liable for the Employer’s Liability covered by this Election.

4.	Payment of the Employer’s Liability

4.1
Notwithstanding that pursuant to this Election, the Employer’s Liability is transferred to the Employee, the Employee authorises the Employer and the Employer agrees, to remit the Employer’s Liability to Her Majesty’s Revenue and Customs (“HMRC”) on behalf of the Employee.  The Employee agrees to pay to the Employer the Employer’s Liability on demand at any time on or after the Taxable Event.

4.2	Without limitation to Clause 4.1 above, the Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability from the Employee at any time on or after the Taxable Event:

(i)	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Taxable Event; and/or

(ii)	directly from the Employee by payment in cash or cleared funds; and/or

(iii)	by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the restricted stock unit award; and/or

(iv)	through any other method set forth in the Restricted Stock Unit Award Agreement entered into between the Employee and the Company.

4.3	The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee until full payment of the Employer’s Liability is received.

5.           Duration of Election

5.1
The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the UK Employer on the date on which the Employer’s Liability becomes due.

5.2           This Election will continue in effect until the earliest of the following:

(i)	such time as both the Employee and the Company agree in writing that it should cease to have effect;

(ii)	the date the Company serves written notice on the Employee terminating its effect;

(iii)	the date HMRC withdraws approval of this Form of Election; or

(iv)	the date the Election ceases to have effect in accordance with its terms in respect of any outstanding restricted stock unit awards granted under the Plan.

Acceptance by the Employee

The Employee acknowledges that by clicking on the acceptance of the Restricted Stock Unit Award button where indicated, the Employee agrees to be bound by the terms of this Election as stated above.

Acceptance by the Company

The Company acknowledges that by arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election as stated above.

[INSERT SCANNED SIGNATURE]

[Name]
[Title]
Itron, Inc.
[Date]

Schedule to Form of Election – Employing Companies

The Employing Companies to which this Form of Election relates are:

(1)	Itron Metering Solutions UK Limited

Registered Office:	Langer Road, Felixstowe, Suffolk, IP11 2ER United Kingdom
Company Number:	04274515
Corporation Tax District:
Corporation Tax Reference:
PAYE District:
PAYE Reference:

UNITED STATES

There are no country-specific provisions.